Exhibit 99.2

Earnings Release and Supplemental Information Quarter ended March 31, 2015 ®2015 CoreSite Realty Corporation, All Rights Reserved.

Overview Earnings Release 3 Company Profile 8 Summary of Financial Data 10 Financial Statements Consolidated Balance Sheets 11 Consolidated Statements of Operations 12 Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA 13 Operating Portfolio Operating Properties 14 Leasing Statistics 15 Geographic and Vertical Diversification 17 10 Largest Customers 18 Development Capital Expenditures and Completed Pre-Stabilized Projects 19 Development Summary 20 Capital Structure Market Capitalization and Debt Summary 21 Interest Summary and Debt Covenants 22 Components of Net Asset Value 23 2015 Guidance 24 Appendix 25 Table of Contents 2

Data center revenue increased 18% year over year DENVER, CO – APRIL 23, 2015 CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center solutions across the US, today announced financial results for the first quarter ended March 31, 2015. Quarterly and Subsequent Highlights • Reported first-quarter funds from operations (“FFO”) of $0.64 per diluted share and unit, representing 25.5% growth year over year, excluding non-recurring items in Q1 2014 • Reported first-quarter total operating revenues of $74.8 million, representing a 17.3% increase year over year; total data center revenues increased 17.7% year over year • Executed 54,385 net rentable square feet of new and expansion turn-key data center leases representing $8.9 million of annualized GAAP rent at a rate of $163 per square foot • Commenced 60,797 net rentable square feet of new and expansion leases representing $9.2 million of annualized GAAP rent at a rate of $152 per square foot, increasing stabilized data center occupancy to 88.2% • Realized rent growth on signed renewals of 5.3% on a cash basis and 11.4% on a GAAP basis and recorded rental churn of 2.2% • Following the end of the first quarter, executed an agreement to construct a 136,580 square-foot powered shell on the Santa Clara campus 100% pre-leased to an existing strategic customer Tom Ray, CoreSite’s Chief Executive Officer, commented, “We had a solid first quarter, both in financial results and operational performance, reflecting continued execution of our business plan.” Mr. Ray continued, “We believe that CoreSite remains well positioned within our industry and that the supply and demand dynamics in the markets we serve remain favorable. 2015 is off to a solid start and we remain optimistic about the internal growth opportunities inherent in our data center portfolio.” Financial Results CoreSite reported FFO attributable to shares and units of $30.2 million for the three months ended March 31, 2015, a 26.9% increase year over year, excluding non-recurring items in the first quarter of 2014, and an increase of 4.2% on a sequential-quarter basis. FFO per diluted share and unit increased 25.5% to $0.64 for the three months ended March 31, 2015, as compared to $0.51 per diluted share and unit for the three months ended March 31, 2014, excluding non-recurring items. On a sequential-quarter basis, FFO per diluted share increased 4.9%. CORESITE REPORTS FIRST-QUARTER REVENUE AND FFO PER SHARE GROWTH, EXCLUDING NON-RECURRING ITEMS IN THE YEAR-AGO PERIOD, OF 17% AND 26%, RESPECTIVELY 3 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

Total operating revenues for the three months ended March 31, 2015, were $74.8 million, a 17.3% increase year over year and an increase of 3.1% on a sequential-quarter basis. Total data center revenues for the three months ended March 31, 2015, were $72.6 million, a 17.7% increase year over year and an increase of 2.8% on a sequential-quarter basis. CoreSite reported net income attributable to common shares of $4.6 million, or $0.21 per diluted share. Sales Activity CoreSite executed 100 new and expansion turn-key data center leases representing $8.9 million of annualized GAAP rent during the first quarter, comprised of 54,385 NRSF at a weighted-average GAAP rental rate of $163 per NRSF. CoreSite’s first-quarter data center lease commencements totaled 60,797 NRSF at a weighted average GAAP rental rate of $152 per NRSF, which represents $9.2 million of annualized GAAP rent. CoreSite’s renewal leases signed in the first quarter totaled $7.2 million in annualized GAAP rent, comprised of 40,446 NRSF at a weighted-average GAAP rental rate of $179 per NRSF, reflecting a 5.3% increase in rent on a cash basis and an 11.4% increase on a GAAP basis. The first-quarter rental churn rate was 2.2%. Development Activity Santa Clara – In April 2015, CoreSite began construction on a 136,580 square-foot powered shell data center on land CoreSite owns on its Santa Clara campus. The building, which will be known as SV6, is 100% pre-leased. As of March 31, 2015, CoreSite has incurred $1.2 million of the estimated $27.0 million required to complete the development project, and expects to deliver the build-to-suit to a strategic customer in the first half of 2016. Virginia – During the first quarter, CoreSite placed into service 44,036 NRSF associated with Phase 1 at VA2 and the lease for 100% of the space commenced on April 1, 2015. As of March 31, 2015, CoreSite had 48,137 NRSF of data center space under construction at Phase 2 at VA2 and had incurred $7.4 million of the estimated $13.3 million required to complete Phase 2. CoreSite expects to complete construction in the second quarter of 2015. New York – During the first quarter, CoreSite had 49,050 NRSF under construction at Phase 2 at NY2, which is expected to be completed in the second quarter of 2015. As of March 31, 2015, CoreSite had incurred $7.9 million of the estimated $21.3 million required to complete this project. Additional markets – CoreSite had 26,853 NRSF of turn-key data center capacity under construction as of March 31, 2015, across the Company’s existing facilities at BO1 (Boston) and CH1 (Chicago). As of the end of the first quarter, CoreSite had incurred $3.2 million of the estimated $16.5 million required to complete these projects. Quarter Ended March 31, 2015 4 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

Balance Sheet and Liquidity As of March 31, 2015, CoreSite had $333.8 million of total long-term debt outstanding, correlating to 2.2 times first-quarter annualized adjusted EBITDA, and $448.8 million of long-term debt and preferred stock, correlating to 3.0 times first-quarter annualized adjusted EBITDA. At quarter end, CoreSite had $12.1 million of cash available on its balance sheet and $163.9 million of capacity available under its revolving credit facility. Dividend On March 12, 2015, CoreSite announced a dividend of $0.42 per share of common stock and common stock equivalents for the first quarter of 2015. The dividend was paid on April 15, 2015, to shareholders of record on March 31, 2015. CoreSite also announced on March 12, 2015, a dividend of $0.4531 per share of Series A preferred stock for the period January 15, 2015, to April 14, 2015. The preferred dividend was paid on April 15, 2015, to shareholders of record on March 31, 2015. 2015 Guidance CoreSite is maintaining its 2015 guidance of FFO per diluted share and unit in the range of $2.55 to $2.65. In addition, CoreSite is maintaining its 2015 guidance for net income attributable to common shares in the range of $0.75 to $0.85 per diluted share, with the difference between FFO and net income being real estate depreciation and amortization. CoreSite is increasing its guidance for 2015 total capital expenditures by $30 million to a range of $115 million to $145 million to primarily reflect the development of the powered shell build-to-suit data center on its Santa Clara campus. This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities beyond what has already been disclosed. Upcoming Conferences and Events CoreSite will participate in NAREIT’s REITWeek conference from June 9, 2015, through June 10, 2015, at the New York Hilton in New York, NY. Quarter Ended March 31, 2015 5 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

Conference Call Details CoreSite will host a conference call on April 23, 2015, at 12:00 p.m., Eastern Time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions. The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers. The passcode for the replay is 13604923. The replay will be available until April 30, 2015. Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” link. The on-line replay will be available for a limited time beginning immediately following the call. About CoreSite CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center solutions across eight key North American markets. More than 800 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 350+ dedicated employees consistently deliver unmatched data center options – all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com. CoreSite Investor Relations Contact Greer Aviv CoreSite Investor Relations Director +1 303.405.1012 +1 303.222.7276 Greer.Aviv@CoreSite.com Quarter Ended March 31, 2015 6 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

Forward Looking Statements This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Quarter Ended March 31, 2015 7 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Company Profile


NY2

CoreSite delivers secure, reliable, high-performance data center solutions across eight key North American markets.


BOSTON
BO1
CHICAGO
CH1
SILICON VALLEY
SV1 SV3 SV5
SV2 SV4 SV6
DENVER
HQ DE1 DE2
NEW YORK
NY1 NY2
LOS ANGELES
LA1 LA2
N VIRGINIA/DC
VA1 DC1
VA2
MIAMI
MI1

Quarter Ended March 31, 2015

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | 2015 GUIDANCE | APPENDIX

8

Company Profile Secure, Reliable and Compliant Six 9s uptime for four consecutive years Physical security standards enable regulatory compliance requirements Payment Card Industry certification Rigorous internal security training Operational excellence in security and environmental controls Scalable Newest data centers, NY2 and VA2, located in Secaucus, NJ, and Reston, VA 17 operating data centers in eight of the US’ largest commercial and data center markets 2.5+ million gross square feet Ability to nearly occupied data center footprint on land and buildings currently owned High-Performance Cloud-enabled, network-rich data center campuses Over 275 network service providers supported by robust IX services to key public clouds 15,000+ cross-connects Enabling enterprise with support ecosystems Best-in-Class Customer Experience 350+ professionals with dedicated industry expertise Experienced and committed operations and facility personnel Dedicated implementation resources to ensure a seamless onboarding process 24/7 customer support and remote hands 9 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX VA2

Summary of Financial Data

(in thousands, except per share and NRSF data)

	Three Months Ended		
Summary of Results	**March 31, 2015**	**December 31, 2014**	**March 31, 2014**
Operating revenues	$ 74,757	$ 72,492	$ 63,731
Data center revenues	72,623	70,632	61,716
Net income	12,060	12,306	8,118
Net income attributable to common shares	4,568	4,664	2,733
Funds from operations (FFO) to shares and units	30,193	28,981	22,870
Adjusted funds from operations (AFFO)	25,154	23,143	19,356
EBITDA	36,188	36,107	27,191
Adjusted EBITDA	37,951	36,258	30,059
Per share - diluted:			
Net income attributable to common shares	$ 0.21	$ 0.21	$ 0.13
FFO per common share and OP unit	$ 0.64	$ 0.61	$ 0.49

	As of				
	March 31, 2015	**December 31, 2014**	**September 30, 2014**	**June 30, 2014**	**March 31, 2014**
Dividend Activity					
Dividends declared per share and OP unit	$ 0.42	$ 0.42	$ 0.35	$ 0.35	$ 0.35
AFFO payout ratio	79.1%	85.4%	86.2%	76.2%	84.4%
Operating Portfolio Statistics					
Operating data center properties	17	17	16	16	16
Stabilized operating data center NRSF	1,354,235	1,323,210	1,334,914	1,326,332	1,326,332
Stabilized data center NRSF occupied	1,194,994	1,156,486	1,153,345	1,132,894	1,101,305
Stabilized data center % occupied	88.2%	87.4%	86.4%	85.4%	83.0%
Turn-Key Data Center Same Store Statistics					
MRR per Cabinet Equivalent	$ 1,408	$ 1,413	$ 1,390	$ 1,364	$ 1,340
Data center NRSF % occupied	83.1%	80.2%	78.4%	76.4%	71.6%
Market Capitalization, Debt & Preferred Stock					
Total enterprise value	$ 2,755,403	$ 2,273,458	$ 1,967,868	$ 1,945,279	$ 1,831,690
Total debt outstanding	333,750	318,500	305,250	276,750	260,000
Total debt and preferred stock outstanding	448,750	433,500	420,250	391,750	375,000
Debt to:					
Annualized Adjusted EBITDA	2.2x	2.2x	2.3x	2.0x	2.2x
Undepreciated book value of total assets	25.3%	24.7%	24.2%	22.3%	21.6%
Debt & Preferred Stock to:					
Annualized Adjusted EBITDA	3.0x	3.0x	3.2x	2.9x	3.1x
Undepreciated book value of total assets	34.0%	33.6%	33.3%	31.5%	31.1%

Quarter Ended March 31, 2015

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Consolidated Balance Sheets (in thousands) March 31, 2015 December 31, 2014 Assets: Investments in real estate: Land $ 80,398 $ 78,983 Buildings and improvements 928,562 888,966 1,008,960 967,949 Less: Accumulated depreciation and amortization (231,987) (215,978) Net investment in operating properties 776,973 751,971 Construction in progress 165,154 178,599 Net investments in real estate 942,127 930,570 Cash and cash equivalents 12,058 10,662 Accounts and other receivables, net 10,715 10,290 Lease intangibles, net 6,424 7,112 Goodwill 41,191 41,191 Other assets 73,772 75,600 Total assets $ 1,086,287 $ 1,075,425 Liabilities and equity: Liabilities Revolving credit facility $ 233,750 $ 218,500 Senior unsecured term loan 100,000 100,000 Accounts payable and accrued expenses 44,666 42,463 Accrued dividends and distributions 22,374 22,355 Deferred rent payable 8,751 8,985 Acquired below-market lease contracts, net 5,349 5,576 Unearned revenue, prepaid rent and other liabilities 21,800 19,205 Total liabilities 436,690 417,084 Stockholders' equity Series A cumulative preferred stock 115,000 115,000 Common stock, par value $0.01 214 212 Additional paid-in capital 277,181 275,038 Accumulated other comprehensive loss (574) (125) Distributions in excess of net income (72,202) (67,538) Total stockholders' equity 319,619 322,587 Noncontrolling interests 329,978 335,754 Total equity 649,597 658,341 Total liabilities and equity $ 1,086,287 $ 1,075,425 11 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		
	March 31, 2015	December 31, 2014	March 31, 2014
Operating revenues:			
Data center revenue:			
Rental revenue	$ 41,323	$ 39,142	$ 34,899
Power revenue	19,669	19,963	16,002
Interconnection revenue	10,215	9,536	8,059
Tenant reimbursement and other	1,416	1,991	2,756
Total data center revenue	72,623	70,632	61,716
Office, light-industrial and other revenue	2,134	1,860	2,015
Total operating revenues	74,757	72,492	63,731
Operating expenses:			
Property operating and maintenance	19,780	20,253	16,289
Real estate taxes and insurance	1,935	2,519	2,966
Depreciation and amortization	22,816	22,422	17,882
Sales and marketing	3,782	3,413	3,588
General and administrative	7,865	6,260	7,705
Rent	5,243	5,148	5,066
Impairment of internal-use software	-	-	922
Transaction costs	-	-	4
Total operating expenses	61,421	60,015	54,422
Operating income	13,336	12,477	9,309
Gain on real estate disposal	36	1,208	-
Interest income	2	1	2
Interest expense	(1,265)	(1,362)	(1,173)
Income before income taxes	12,109	12,324	8,138
Income tax expense	(49)	(18)	(20)
Net income	12,060	12,306	8,118
Net income attributable to noncontrolling interests	5,408	5,557	3,301
Net income attributable to CoreSite Realty Corporation	6,652	6,749	4,817
Preferred stock dividends	(2,084)	(2,085)	(2,084)
Net income attributable to common shares	$ 4,568	$ 4,664	$ 2,733
Net income per share attributable to common shares:			
Basic	$ 0.21	$ 0.22	$ 0.13
Diluted	$ 0.21	$ 0.21	$ 0.13
Weighted average common shares outstanding:			
Basic	21,372,157	21,303,795	20,992,758
Diluted	21,978,307	21,794,138	21,521,838

Quarter Ended March 31, 2015

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Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA (in thousands, except per share data) Reconciliation of Net Income to FFO Reconciliation of FFO to AFFO Reconciliation of Net Income to EBITDA and Adjusted EBITDA Three Months Ended March 31, 2015 December 31, 2014 March 31, 2014 Net income $ 12,060 $ 12,306 $ 8,118 Real estate depreciation and amortization 20,253 19,968 16,836 Gain on real estate disposal (36) (1,208) - FFO $ 32,277 $ 31,066 $ 24,954 Preferred stock dividends (2,084) (2,085) (2,084) FFO available to common shareholders and OP unit holders $ 30,193 $ 28,981 $ 22,870 Weighted average common shares outstanding - diluted 21,978 21,794 21,522 Weighted average OP units outstanding - diluted 25,361 25,361 25,361 Total weighted average shares and units outstanding - diluted 47,339 47,155 46,883 FFO per common share and OP unit - diluted $ 0.64 $ 0.61 $ 0.49 Three Months Ended March 31, 2015 December 31, 2014 March 31, 2014 FFO available to common shareholders and unit holders $ 30,193 $ 28,981 $ 22,870 Adjustments: Amortization of deferred financing costs 294 420 580 Non-cash compensation 1,569 1,359 1,716 Non-real estate depreciation 2,563 2,454 1,046 Straight-line rent adjustment (1,064) (1,390) (436) Amortization of above and below market leases (128) (118) (70) Impairment of internal-use software - - 922 Recurring capital expenditures (1,981) (254) (1,673) Tenant improvements (2,197) (1,059) (1,208) Capitalized leasing costs (4,095) (7,250) (4,391) AFFO available to common shareholders and OP unit holders $ 25,154 $ 23,143 $ 19,356 Three Months Ended March 31, 2015 December 31, 2014 March 31, 2014 Net income $ 12,060 $ 12,306 $ 8,118 Adjustments: Interest expense, net of interest income 1,263 1,361 1,171 Income tax expense 49 18 20 Depreciation and amortization 22,816 22,422 17,882 EBITDA $ 36,188 $ 36,107 $ 27,191 Non-cash compensation 1,569 1,359 1,716 Gain on real estate disposal (36) (1,208) - Transaction costs / litigation 230 - 230 Impairment of internal-use software - - 922 Adjusted EBITDA $ 37,951 $ 36,258 $ 30,059 13 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Operating Properties

		Data Center Operating NRSF								
		Stabilized		Pre-Stabilized		Total				
Market/Facilities	Annualized Rent ($000)[1]	Total	Percent Occupied[2]	Total[3]	Percent Occupied	Total	Percent Occupied[2]	NRSF Under Construction	Held for Development NRSF	Total NRSF
Los Angeles										
One Wilshire Campus										
LA1*	$ 25,304	139,053	82.8 %	-	- %	139,053	82.8 %	-	-	139,053
LA2	18,887	191,202	87.0	33,711	4.2	224,913	74.6	-	199,978	424,891
Los Angeles Total	**44,191**	**330,255**	**85.3**	**33,711**	**4.2**	**363,966**	**77.7**	**-**	**199,978**	**563,944**
San Francisco Bay										
SV1	6,814	84,045	83.5	-	-	84,045	83.5	-	-	84,045
SV2	8,189	76,676	87.2	-	-	76,676	87.2	-	-	76,676
Santa Clara Campus	26,822	237,316	91.6	14,857	74.4	252,173	90.5	136,580	166,000	554,753
San Francisco Bay Total	**41,825**	**398,037**	**89.0**	**14,857**	**74.4**	**412,894**	**88.5**	**136,580**	**166,000**	**715,474**
Northern Virginia										
VA1	25,583	201,719	87.6	-	-	201,719	87.6	-	-	201,719
VA2	-	-	-	44,036	-	44,036	-	48,137	96,274	188,447
DC1*	3,085	22,137	89.3	-	-	22,137	89.3	-	-	22,137
Northern Virginia Total	**28,668**	**223,856**	**87.7**	**44,036**	**-**	**267,892**	**73.3**	**48,137**	**96,274**	**412,303**
Boston										
BO1	14,269	166,026	99.4	-	-	166,026	99.4	15,149	72,501	253,676
Chicago										
CH1	13,188	146,463	88.2	20,240	28.1	166,703	80.9	11,704	-	178,407
New York										
NY1*	5,858	48,404	73.4	-	-	48,404	73.4	-	-	48,404
NY2	3,172	-	-	52,692	66.7	52,692	66.7	49,050	134,508	236,250
New York Total	**9,030**	**48,404**	**73.4**	**52,692**	**66.7**	**101,096**	**69.9**	**49,050**	**134,508**	**284,654**
Miami										
MI1	1,817	30,176	80.9	-	-	30,176	80.9	-	13,154	43,330
Denver										
DE1*	1,053	5,878	90.1	-	-	5,878	90.1	-	-	5,878
DE2*	329	5,140	64.2	-	-	5,140	64.2	-	-	5,140
Denver Total	**1,382**	**11,018**	**78.0**	**-**	**-**	**11,018**	**78.0**	**-**	**-**	**11,018**
Total Data Center Facilities	**$ 154,370**	**1,354,235**	**88.2 %**	**165,536**	**32.2 %**	**1,519,771**	**82.1 %**	**260,620**	**682,415**	**2,462,806**
Office & Light-Industrial	7,014	358,648	74.9	-	-	358,648	74.9	-	-	358,648
Total Portfolio	**$ 161,384**	**1,712,883**	**85.5 %**	**165,536**	**32.2 %**	**1,878,419**	**80.8 %**	**260,620**	**682,415**	**2,821,454**

* Indicates properties in which we hold a leasehold interest.

(1) On a gross basis, our total portfolio annualized rent was approximately $165.6 million as of March 31, 2015, which reflects the addition of $4.2 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases.

(2) Includes customer leases that have commenced and are occupied as of March 31, 2015. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	90.6%	59.3%	87.2%
Total Portfolio	87.5%	59.3%	85.0%

(3) VA2 Phase 1, which consists of 44,036 NRSF and classified as pre-stabilized data center, is 100% leased to a single customer as of March 31, 2015. The customer lease commenced on April 1, 2015.

See Appendix for definitions.

Quarter Ended March 31, 2015

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14

Leasing Statistics Data Center Leasing Activity MRR per Cabinet Equivalent (Turn-key Data Center Same Store)(1) GAAP GAAP Leasing Number Annualized Total Annualized Rental Cash GAAP Activity of Rent Leased Rent per Churn Rent Rent Period Leases(1) (000's) NRSF Leased NRSF Rate Growth Growth New/expansion leases commenced Q1 2015 110 9,224 60,797 152 Q4 2014 106 4,943 34,009 145 Q3 2014 115 6,066 45,014 135 Q2 2014 126 8,152 60,587 135 Q1 2014 119 3,763 28,125 134 New/expansion leases signed Q1 2015 100 8,861 54,385 163 Q4 2014 96 11,075 91,662 121 (2) Q3 2014 118 7,607 54,123 141 Q2 2014 121 9,368 58,909 159 Q1 2014 131 5,139 39,783 129 Renewal leases signed Q1 2015 122 7,222 40,446 179 2.2% 5.3% 11.4% Q4 2014 78 6,705 43,863 153 1.4% 2.6% 5.2% Q3 2014 123 12,078 55,262 219 1.2% 3.0% 10.6% Q2 2014 77 7,009 41,890 167 1.8% 2.1% 8.1% Q1 2014 74 3,535 22,291 159 1.2% 4.7% 9.4% (1) Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. (2) During Q4 2014, we signed a 44,036 NRSF lease with a single customer for the entire VA2 Phase 1 facility. 15 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX 7% y-o-y 7% y-o-y 8% y-o-y 7% y-o-y 7% y-o-y 6.8% y-o-y 7.2% y-o-y 7.7% y-o-y 7.0% y-o-y 7.1% y-o-y $1,340 $1,364 $1,390 $1,413 $1,408 $1,300 $1,350 $1,400 $1,450 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 3 .6% y - o - y 6.2% y - o - y 5.4% y - o - y 5.2% y - o - y 5 .1% y - o - y

Leasing Statistics

Lease Distribution *(total portfolio, including total data center and office and light-industrial "OLI")*

NRSF Under Lease	Number of Leases	Percentage of All Leases	Total Operating NRSF of Leases	Percentage of Total Operating NRSF	Annualized Rent ($000)	Percentage of Total Annualized Rent
Unoccupied data center	-	- %	271,469	14.5 %	$ -	- %
Unoccupied OLI	-	-	89,875	4.8	-	-
Data center NRSF:						
5,000 or less	1,496	90.6	504,341	26.8	85,904	53.3
5,001 - 10,000	26	1.6	178,917	9.5	23,001	14.3
10,001 - 25,000	16	1.0	205,819	11.0	27,188	16.8
Greater than 25,000	2	0.1	63,545	3.4	7,946	4.9
Powered shell	13	0.8	295,680	15.7	10,331	6.4
OLI	97	5.9	268,773	14.3	7,014	4.3
Portfolio Total	**1,650**	**100.0 %**	**1,878,419**	**100.0 %**	**$ 161,384**	**100.0 %**

Lease Expirations *(total portfolio, including total data center and office and light-industrial "OLI")*

Year of Lease Expiration	Number of Leases Expiring[1]	Total Operating NRSF of Expiring Leases	Percentage of Total Operating NRSF	Annualized Rent ($000)	Percentage of Total Annualized Rent	Annualized Rent Per Leased NRSF	Annualized Rent at Expiration ($000)[2]	Annualized Rent Per Leased NRSF at Expiration
Unoccupied data center	-	271,469	14.5 %	$ -	- %	$ -	$ -	$ -
Unoccupied OLI	-	89,875	4.8	-	-	-	-	-
2015	490	201,372	10.7	30,692	19.0	152	30,749	153
2016	452	236,481	12.6	34,334	21.3	145	35,905	152
2017	353	204,592	10.9	35,225	21.8	172	37,532	184
2018	133	205,140	10.9	24,892	15.4	121	28,613	139
2019	72	163,614	8.7	12,512	7.8	76	18,745	115
2020-Thereafter	53	237,103	12.6	16,715	10.4	71	20,350	86
OLI [3]	97	268,773	14.3	7,014	4.3	26	6,999	26
Portfolio Total / Weighted Average	**1,650**	**1,878,419**	**100.0 %**	**$ 161,384**	**100.0 %**	**$ 106**	**$ 178,893**	**$ 118**

(1) Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) Represents the final monthly contractual rent under existing customer leases as of March 31, 2015, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue.

(3) The office and light-industrial leases are scheduled to expire as follows:

Year	NRSF of Expiring Leases	Annualized Rent ($000)
2015	38,191	$ 677
2016	61,330	1,466
2017	9,073	250
2018	5,046	137
2019	4,948	149
2020-Thereafter	150,185	4,335
Total OLI	**268,773**	**$ 7,014**

Quarter Ended March 31, 2015

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Geographic and Vertical Diversification Geographic Diversification Vertical Diversification Percentage of Total Data Metropolitan Market Center Annualized Rent Los Angeles 28.6 % San Francisco Bay 27.1 Northern Virginia 18.6 Boston 9.3 Chicago 8.5 New York 5.8 Miami 1.2 Denver 0.9 Total 100.0 % Percentage of Total Data Vertical Center Annualized Rent Enterprise: Digital Content & Multimedia 25.9 % SI & MSP 13.2 Other Enterprise 12.3 Total Enterprise 51.4 Networks & Mobility 25.4 Cloud 23.2 Total 100.0% 17 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX Los Angeles 28.6% San Francisco Bay 27.1% Northern Virginia 18.6% Boston 9.3% Chicago 8.5% New York 5.8% Miami 1.2% Denver 0.9% Digital Content & Multimedia 25.9% SI & MSP 13.2% Other Enterprise 12.3% Networks & Mobility 25.4% Cloud 23.2%

10 Largest Customers

10 Largest Customers *(total portfolio, including data center and office and light-industrial)*

	Customer Industry	CoreSite Vertical	Number of Locations	Total Occupied NRSF	Percentage of Total Operating NRSF[(1)]	Annualized Rent ($000)	Percentage of Total Annualized Rent[(2)]	Weighted Average Remaining Lease Term in Months[(3)]
1	Technology	Cloud	8	142,671	7.6 %	$ 10,099	6.3 %	52
2	Technology	Enterprise - SI & MSP	3	68,746	3.7	8,153	5.0	33
3	Technology	Enterprise - Digital Content	10	66,256	3.5	5,972	3.7	8
4	Technology	Enterprise - Digital Content	4	17,841	1.0	5,808	3.6	18
5	Technology	Cloud	1	28,923	1.5	4,118	2.5	43
6	Government*	Enterprise - Other	1	130,960	7.0	3,906	2.4	81
7	Technology	Enterprise - Digital Content	2	15,113	0.8	3,719	2.3	36
8	Financial[(4)]	Enterprise - Other	2	12,188	0.6	3,230	2.0	113
9	Technology	Enterprise - SI & MSP	1	6,417	0.3	3,025	1.9	22
10	Technology	Network	12	12,321	0.7	2,638	1.7	35
	Total/Weighted Average			501,436	26.7 %	$ 50,668	31.4 %	41

* Denotes customer using space for general office purposes.

(1) Represents the customer's total occupied square feet divided by the total operating NRSF in the portfolio which, as of March 31, 2015, consisted of 1,878,419 NRSF.

(2) Represents the customer's total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2015, which was approximately $161.4 million.

(3) Weighted average based on percentage of total annualized rent expiring calculated as of March 31, 2015.

(4) Customer's lease term includes auto renewal provisions at the end of years four and six, which the customer may opt out of by paying termination fees of $0.4 million and $0.3 million, respectively.

Quarter Ended March 31, 2015

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Capital Expenditures and Completed Pre-Stabilized Projects

(in thousands, except NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended				
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Data center expansion[1]	$ 21,078	$ 19,147	$ 14,166	$ 32,082	$ 18,917
Non-recurring investments[2]	3,872	1,838	2,304	2,671	5,714
Tenant improvements	2,197	1,059	666	1,579	1,208
Recurring capital expenditures[3]	1,981	254	1,125	1,377	1,673
Total capital expenditures	**$ 29,128**	**$ 22,298**	**$ 18,261**	**$ 37,709**	**$ 27,512**
Repairs and maintenance expense[4]	**$ 2,349**	**$ 2,485**	**$ 2,186**	**$ 2,600**	**$ 2,284**

(1) Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments.
(2) Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.
(3) Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit.
(4) Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

Projects/Facilities	Metropolitan Area	Completion	NRSF	Cost	Percent Leased[1]	Percent Occupied
SV4	San Francisco Bay	Apr 2013	14,857	$ 12,911	74.4 %	74.4 %
CH1	Chicago	Apr 2013	20,240	5,200	28.1	28.1
NY2	New York	Dec 2013	18,103	14,417	78.2	75.1
LA2	Los Angeles	Feb 2014	33,711	9,800	4.2	4.2
NY2	New York	Mar 2014	16,484	14,540	73.4	73.4
NY2	New York	Mar 2014	18,105	14,540	53.4	52.3
VA2	Northern Virginia	Mar 2015	44,036	32,298	100.0	-
Total completed pre-stabilized			**165,536**	**$ 103,706**	**59.3 %**	**32.2 %**

(1) Includes customer leases that have been signed as of March 31, 2015, but have not commenced. The percent leased is determined based on leased square feet as a proportion of total pre-stabilized NRSF. VA2 Phase 1 is 100% leased to a single customer as of December 31, 2014. The customer lease commenced April 1, 2015.

Quarter Ended March 31, 2015

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Development Summary (in thousands, except NRSF data) Data Center Projects Under Construction Costs Projects/Facilities Metropolitan Area Estimated Completion NRSF Incurred to-date Estimated Total VA2 Phase 2 Northern Virginia Q2 2015 48,137 $ 7,351 $ 13,300 NY2 Phase 2 New York Q2 2015 49,050 7,910 21,330 CH1 Chicago Q3 2015 11,704 2,973 7,000 BO1 Boston Q1 2016 15,149 203 9,500 SV6(1) San Francisco Bay Q1 - Q2 2016 136,580 1,180 27,000 Total under construction 260,620 $ 19,617 $ 78,130 (1) Represents 136,580 NRSF of pre-sold dedicated build-to-suit space that was 100% leased in April 2015 and has an expected lease commencement date in the first half of 2016. Projects/Facilities Metropolitan Area Estimated NRSF Estimated Sellable Power (Megawatts) Estimated Incremental Costs Estimated Incremental Cost per MW New construction Santa Clara Campus(2) San Francisco Bay 200,000 12.0 - 18.0 Secaucus, NJ New York 47,211 - 147,211 3.0 - 9.0 Incremental capacity in existing facilities VA2 (Phases 3-4) Northern Virginia 96,274 6.0 $ 35,000 $ 5,833 NY2 (Phases 3-4) New York 75,769 8.5 57,000 6,706 BO1 Boston 72,501 6.0 50,000 8,333 LA2 Los Angeles 199,978 14.0 75,000 5,357 MI1 Miami 13,154 1.0 7,500 7,500 Total incremental capacity 457,676 35.5 $ 224,500 $ 6,324 Total new construction & incremental capacity 716,415 - 816,415 50.5 - 62.5 (1) Represents data center space that may be constructed on entitled and unentitled land and incremental data center capacity that may be constructed in existing facilities. The data presented represents management's best estimate of incremental costs that may vary based on estimated NRSF and power and are subject to market conditions and build-out specifications. (2) Includes 34,000 NRSF that is currently operating and classified as office and light-industrial space with the Operating Property table. 20 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX Held for Development(1)

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price / Liquidation Value as of March 31, 2015	Market Value Equivalents
Common shares	22,023	$48.68	$ 1,072,080
Operating partnership units	25,361	$48.68	1,234,573
Liquidation value of preferred stock	4,600	$25.00	115,000
Total equity			2,421,653
Total debt			333,750
Total enterprise value			$ 2,755,403
Total debt to annualized adjusted EBITDA			2.2x
Total debt and preferred stock to annualized adjusted EBITDA			3.0x

Debt Summary (1)

Instrument	Rate	Maturity Date	Maturity Date with Extension	Outstanding as of: March 31, 2015	Outstanding as of: December 31, 2014
Revolving credit facility (2)	2.18%	1/3/2017	1/3/2018	$ 233,750	$ 218,500
Senior unsecured term loan (3)	3.23%	1/31/2019	1/31/2019	100,000	100,000
Total Debt				**$ 333,750**	**$ 318,500**
Weighted average debt rate	2.49%				
Preferred Stock	7.25%	N/A	N/A	115,000	115,000
Total Debt and Preferred Stock				**$ 448,750**	**$ 433,500**
Floating rate vs. fixed rate debt				70% / 30%	67% / 33%
Floating rate vs. fixed rate debt and preferred stock				52% / 48%	50% / 50%

(1) See the most recently filed Form 10-K and 10-Q for information on specific debt instruments.

(2) The revolving credit facility interest rate is based on LIBOR at March 31, 2015, plus applicable spread.

(3) Represents the effective interest rate as a result of the interest rate swap agreement associated with $100 million in 1-month LIBOR variable rate debt.

Debt Maturities



$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
2015
2016
2017
2018
2019
2020

Quarter Ended March 31, 2015

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Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended		
	March 31, 2015	December 31, 2014	March 31, 2014
Interest expense and fees	$ 2,226	$ 2,183	$ 1,762
Amortization of deferred financing costs	294	420	580
Capitalized interest	(1,255)	(1,241)	(1,169)
Total interest expense	**$ 1,265**	**$ 1,362**	**$ 1,173**
Percent capitalized	49.8%	47.7%	49.9%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loan					
	Required Compliance	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Fixed charge coverage ratio	Greater than 1.75x	8.8x	8.4x	7.7x	7.5x	7.8x
Total indebtedness to gross asset value	Less than 60%	17.1%	17.2%	17.5%	16.4%	15.6%
Secured debt to gross asset value	Less than 40%	0.0%	0.0%	0.0%	0.0%	0.0%
Unhedged variable rate debt to gross asset value	Less than 30%	11.8%	11.6%	11.5%	10.2%	9.3%
Facility availability		$405,000	$405,000	$405,000	$405,000	$405,000
Borrowings outstanding		(233,750)	(218,500)	(205,250)	(176,750)	(160,000)
Outstanding letters of credit		(7,330)	(7,330)	(7,330)	(7,330)	(8,390)
Current availability		**$163,920**	**$179,170**	**$192,420**	**$220,920**	**$236,610**

Quarter Ended March 31, 2015

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Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q1 2015	Annualized
Operating Income	$ 13,336	$ 53,344
Adjustments:		
Depreciation and amortization	22,816	91,264
General and administrative	7,865	31,460
Transaction costs / litigation	230	920
Net Operating Income	$ 44,247	$ 176,988
Cash Net Operating Income (Cash NOI)		
Net Operating Income	$ 44,247	$ 176,988
Adjustments:		
Straight-line rent	(1,064)	(4,256)
Amortization of above and below-market leases	(128)	(512)
Cash NOI	$ 43,055	$ 172,220
Cash NOI with backlog (85.0% leased)[1]	$ 45,890	$ 183,560
Cash stabilized NOI (93% leased)	$ 50,209	$ 200,836

Development Projects

Data Center Projects Under Construction	
Construction in progress[2]	$ 19,617
Remaining spend[2]	58,513
Total	$ 78,130
Targeted annual yields	12% - 16%
Annualized pro forma NOI range	$9,400 - $12,500

Other Assets and Liabilities

Other Assets	
Remaining construction in progress[3]	$ 145,537
Cash and cash equivalents	12,058
Accounts and other receivables	10,715
Other tangible assets	21,381
Total other assets	$ 189,691
Liabilities	
Debt	$ 333,750
Accounts payable, accrued and other liabilities	88,840
Preferred equity	115,000
Total liabilities	$ 537,590
Weighted average common shares and units - diluted	47,339

(1) Cash NOI with backlog is adjusted to include one quarter of the cash backlog as of March 31, 2015, less any leasing of currently occupied NRSF and data center projects under development.
(2) Does not include spend associated with leasing commissions. See page 20 for further breakdown of data center projects under construction.
(3) Represents the book value of in progress capital projects, including land and shell building, of future NY2 and VA2 phases and other data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended March 31, 2015

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2015 Guidance

(in thousands, except per share amounts)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing, investment or disposition activities. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:	**2015 Low**	**2015 High**	**2015 Mid**	**2014**	**Implied Growth(1)**
Net income attributable to common shares	$ 0.75	$ 0.85	$ 0.80	$ 0.66	21%
Real estate depreciation and amortization	1.80		1.80	1.58	
Gain on land disposal	-		-	(0.02)	
FFO	**$ 2.55**	**$ 2.65**	**$ 2.60**	**$ 2.22**	
Non-recurring items:					
Q2 benefit from real estate tax accrual true-up	-	-	-	(0.08)	
Q1 and Q2 charges for software impairment	-	-	-	0.04	
FFO - excluding non-recurring items(2)	**$ 2.55**	**$ 2.65**	**$ 2.60**	**$ 2.18**	19%
Projected operating results:					
Total operating revenues	$ 313,000	$ 323,000	$ 318,000	$ 272,420	17%
Data center revenue	305,000	315,000	310,000	264,578	17%
General and administrative expenses	30,000	32,000	31,000	27,842	11%
Adjusted EBITDA(3)	153,000	158,000	155,500	129,634	20%
Guidance drivers:					
Annual rental churn rate	6.0%	8.0%	7.0%	5.6%	
Cash rent growth on data center renewals	2.0%	5.0%	3.5%	2.9%	
Capital expenditures:					
Data center expansion	$ 95,000	$ 110,000	$ 102,500	$ 84,312	
Non-recurring investments	10,000	15,000	12,500	12,527	
Tenant improvements	5,000	10,000	7,500	4,512	
Recurring capital expenditures	5,000	10,000	7,500	4,429	
Total capital expenditures	$ 115,000	$ 145,000	$ 130,000	$ 105,780	

(1) Implied growth is based on the midpoint of 2015 guidance.

(2) 2014 FFO was adjusted to exclude non-recurring items, including a benefit from real estate tax accrual true-up and charges for software impairment.

(3) 2014 Adjusted EBITDA was reported as $133,281 and was also adjusted to exclude a $3,647 benefit from a real estate tax accrual true-up.

Quarter Ended March 31, 2015

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Appendix Definitions This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. 25 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Appendix Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: Plus: Amortization of deferred financing costs Plus: Non-cash compensation Plus: Non-real estate depreciation Plus: Impairment charges Plus: Below market debt amortization Less: Straight line rents adjustment Less: Amortization of above and below market leases Less: Recurring capital expenditures Less: Tenant improvements Less: Capitalized leasing costs AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation expense to EBITDA as well as adjusting for the impact of impairment charges, gains or losses from sales of property and undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. 26 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Appendix Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the company’s portfolio. NOI is operating revenues less operating expenses and adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Data Center Net Rentable Square Feet (“NRSF”) Both occupied and available data center NRSF includes a factor to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties. Stabilized and Pre-Stabilized NRSF Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF. Annualized Rent Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. NRSF Under Construction Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects managements estimate of engineering drawings and required support space and is subject to change based on final demising of space. Estimated costs of completion are based on actual costs at quarter-end and management’s estimate of remaining projects costs. 27 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Appendix NRSF Held for Development Represents incremental data center capacity that may be constructed in existing facilities and entitled land in our portfolio that requires significant capital investment in order to develop new data center facilities. In addition to entitled land, we may develop an additional 100,000 NRSF at NY2 upon our receipt of the necessary entitlements. Turn-Key Same Store Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2013, at each of our properties, and excludes powered shell data center space, SV3 data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2013. The turn-key same store space as of December 31, 2013, is 1,067,665 NRSF. We track same store on a computer room basis within each data center facility. Monthly Recurring Revenue per Cabinet Equivalent Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. MRR is defined as recurring contractual revenue under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25. Data Center Leasing Metrics Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the GAAP annualized rent of data center expired leases terminated in the period, compared with total GAAP annualized rent at the beginning of the period. Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth is calculated based on annualized rent from the renewed data center license compared to annualized rent from the expired data center license. 28 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX